                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934


          Date of Report (Date of earliest event reported) July 9, 2003
                                                           ------------


                               Jarden Corporation
                               ------------------
             (Exact name of registrant as specified in its charter)

          Delaware                      0-21052                  35-1828377
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


555 Theodore Fremd Avenue, Rye, New York                             10580
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)

        Registrant's telephone number, including area code (914) 967-9400
                                                           --------------


                   ------------------------------------------
         (Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure

     On July 9, 2003, during an investor presentation, an archived copy of which is available at www.jarden.com, Jarden Corporation (the "Company") announced the following:

     o On July 8, 2003, Tilia, Inc. and Tilia International, Inc. (collectively, "Tilia"), wholly owned subsidiaries of the Company, filed a Complaint with the U.S. International Trade Commission, in which Tilia has asked the Commission to initiate an investigation of Applica Incorporated, Applica Consumer Products, Inc., ZeroPack Co., Ltd., The Holmes Group, Inc., and The Rival Company for unlawful importation of the Seal-A-Meal and freshGUARD home vacuum packaging machines in violation of Tilia's patent. Tilia has also submitted a motion for a temporary exclusion order seeking to halt the further importation and sale of infringing products.

     o Despite difficult macro-economic conditions, for the quarter ended June 30, 2003, net sales are expected to be within 5% of analyst estimates and earnings per share is expected to exceed the First Call Consensus.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 9, 2003


                                                JARDEN CORPORATION


                                            By: /s/ Desiree DeStefano
                                                --------------------------------
                                                Name: Desiree DeStefano
                                                Title: Senior Vice President